                                                                     Exhibit 2.2


                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") has been entered into this 15th day of February, 1999, among Coral Reserves, Inc., an Oklahoma corporation ("Coral Reserves"), Coral Reserves Energy Corp., an Oklahoma corporation ("Coral Energy"), Coral Reserves Group, Ltd., an Oklahoma corporation ("Coral Ltd.") (collectively, Coral Reserves, Coral Energy, and Coral Ltd. are referred to as "Coral Group"), and Indian Oil Company, an Oklahoma corporation ("Indian"), with reference to the following circumstances:

     A. Coral Reserves is the general partner of three Oklahoma Limited Partnerships, to wit: Coral Reserves Natural Gas Income Fund 1990 Limited Partnership, Coral Reserves 1993 Institutional Limited Partnership, and Coral Reserves 1996 Institutional Limited Partnership. Coral Energy is the general partner of five Oklahoma Limited Partnerships, to wit: Coral Reserves Natural Gas 1991 Income Fund Limited Partnership, Coral Reserves Natural Gas Income Fund 1992 Limited Partnership, Coral Reserves Natural Gas Income Fund 1993 Limited Partnership, Coral Reserves Energy Income Fund 1995 Limited Partnership, and Coral Reserves Energy Income Fund 1996 Limited Partnership, (collectively, all the partnerships are referred to as "Coral Partnerships"). The Coral Partnerships own and conduct as a going concern the production of oil and gas. Coral Ltd. is the owner of interests and the operator of various wells in which the Coral Partnerships own interests.

     B. Indian owns and conducts as a going concern the production of oil and gas.

     C. Coral Group intends to form Coral Public, Inc., ("Coral Public") and to consummate the Merger ( hereafter defined) and merge or otherwise reorganize ("Reorganization") the Coral Partnerships and Indian into and with Coral Public such that the Coral Partnerships and Indian cease to exist and the partners of the Coral Partnerships and shareholders of Indian receive publicly registered shares of common stock of Coral Public. It is contemplated that the common stock of Coral Public to be issued in connection with the Reorganization and Merger will be publicly registered prior to issuance to the partners of the Coral Partnerships and Indian shareholders.

          The parties acknowledge that the exact name of Coral Public, the number of authorized shares, par value of shares or even corporate existence of Coral Public has not been determined or occurred. The timing of the Merger, the registration of Coral Public shares, and the Reorganization of the Coral Partnerships into Coral Public has not been determined.

     D. The boards of directors of Indian and Coral Group deem it advisable and in the best interests of their respective shareholders that (i) Indian be merged with and into Coral Public, pursuant to this Agreement and the applicable provisions of the Oklahoma General Corporation Act (the "Oklahoma Act"); (ii) Coral Public acquire all of the issued and outstanding capital stock of Indian, pursuant to this Agreement; and, (iii) Coral Partnerships enter into a Reorganization with Coral Public.

     E. This Agreement provides for, among other things (i) the Merger of Indian with and into Coral Public; (ii) the automatic conversion of all the issued and outstanding shares of Indian at the Effective Time (hereafter defined) into registered, fully paid and non-assessable shares of Coral Public common stock (the "Coral Public Common Stock"); and, (iii) the management of Indian by Coral Ltd. during the period of time from execution of this Agreement until the Effective Time or earlier termination of this Agreement.

     ACCORDINGLY, premises considered and for the purpose of prescribing the terms and conditions for the acquisition by Coral Public of Indian by means of Merger with and into Coral Public, the parties have entered into this Agreement.

     1.   The Merger of Indian and Coral Public.

          1.01 Coral Public Exchange Ratio: The Coral Public Common Stock shall
               ---------------------------
be issued pro-rata to Coral Group and Indian based upon the Reserve Report, Bank Debt, and Net Working Capital (all hereafter defined) subject to adjustments. Coral Group will receive an amount of Coral Public's Common Stock equal to the fraction in which the denominator is (i) the aggregate value of Coral Group's and Indian's Reserve Report plus the Net Working Capital of Indian and Coral Group at Effective Time minus Indian's and Coral Group's Bank Debt at Effective Time and the numerator is (ii) the value of Coral Group's Reserve Report plus Net Working Capital at Effective Time minus Coral Group's Bank Debt at Effective Time, plus $9,000,000 less amounts paid to Coral Group as payments on the Contingent Production Payment (hereinafter defined). The Indian shareholders will receive an amount of Coral Public Common Stock equal to the fraction in which the denominator is the same as the denominator for Coral Group and the numerator is (i)the value of Indian's Reserve Report plus Net Working Capital at Effective Time minus Indian's Bank Debt at Effective Time minus $9,000,000 less amounts paid to Coral Group as payments on the Contingent Production Payment. Indian will make additional adjustments to its Reserve Report and Net Working Capital to conform to adjustments made by the Coral Partnerships to their Reserve Report and Net Working Capital as required by the terms of the Reorganization.

          1.02 Restrictions on Coral Public's Common Stock: The Indian
               -------------------------------------------
shareholders, Leo Woodard and John Penton shall enter into an agreement, on or prior to the Effective Time, restricting each person's ability to sell, transfer or acquire shares of Coral Public Common Stock and granting each person certain rights regarding such shares. The agreement will allow "small" amounts of Coral Public Common Stock to be acquired or transferred free from the restrictions. Each person will negotiate in good faith toward reaching such an agreement.

          1.03 Coral Payment; Operation of Indian Pending Merger:
               -------------------------------------------------

          a.   Coral Payment; Contingent Production Payment.  Upon execution of
               --------------------------------------------
               this Agreement, Coral Group will make a $6,000,000 payment, on behalf of Indian to Mid First Bank. In return for this payment, Coral Group will receive a production payment ("Contingent Production Payment") payable from proceeds of Indian's Interests (hereinafter defined), in an amount of $56,250 per month. The Contingent Production Payment will be paid as set forth in paragraph 1.04. The Contingent Production Payment agreement will be in form as set forth in Schedule 1.03a.

          b.   Operation of Indian upon Execution of This Agreement.  Coral Ltd.
               ----------------------------------------------------
               and Indian shall execute a management agreement ("Management Agreement") in form as set forth in Schedule 1.03b which will provide

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               that Coral Ltd. provides management services to Indian pending the Merger.

          1.04 Use of Indian Revenues Pending Merger: From First Closing until
               -------------------------------------
Effective Time, Coral Ltd., pursuant to the Management Agreement, will manage the affairs and operations of Indian. Coral Ltd. will make payment, from Indian's revenues and Net Working Capital, of the following expenses and obligations of Indian in order of priority as follows: First, to Indian's monthly overhead of employee salaries, rent, lease payments, utilities, supplies, etc.; Second, to payment of Indian's Bank One, Oklahoma, N.A. debt based on 80 equal monthly payments of principal, plus accrued interest; third, payment of lease operating expenses; fourth, to payment of interest only on Indian's MidFirst Bank debt; fifth, to Coral as payment of the Contingent Production Payment. If Indian's revenues and Net Working Capital are insufficient, in any month, to pay the Contingent Production Payment, then any unpaid portion will be paid in the next month in which Indian's revenues and Net Working Capital are sufficient. Remaining Indian revenues, after maintenance of sufficient Net Working Capital, as determined in the discretion of Coral Ltd., will be used for developmental drilling, reduction of Indian's Bank Debt or added to Indian's Net Working Capital, at the direction of Indian shareholders. Payment of the Contingent Production Payment or other discretionary payments shall not be made if such payments would place Indian in breach of its agreements and covenants with its lenders. The Indian shareholders agree that the Net Working Capital of Indian during the period from First Close until Effective Time and at Effective Time shall not be less than $750,000.

          1.05 Sale of Indian Minor Properties: From First Closing until
               -------------------------------
Effective Time, Coral Ltd. and Indian shareholders will identify Interests of Indian's which they believe can be sold without materially affecting Indian's Borrowing Base, as defined in the Credit Agreement between Indian and Bank One, Oklahoma, N.A., dated December 22, 1997. Indian, under Coral Ltd.'s management, will attempt to sell such Interests, with the consent of Coral Ltd., Indian shareholders and Bank One, Oklahoma, N.A.. Proceeds from the sale of such Interests shall be used for the purposes as set forth in Section 1.04, or applied at the direction of the Indian shareholders.

          1.06 The Merger:  Subject to the terms and conditions of this
               ----------
Agreement, Coral Group agrees to cause Indian to be included in the Reorganization, by virtue of the Merger, and a Certificate of Merger and Articles of Merger shall be executed by Indian and Coral Public and delivered to the Secretary of State of Oklahoma for filing on the Second Closing (hereafter defined). The time of filing by the Secretary of State of Oklahoma is herein referred to as the "Effective Time." It is intended that the Merger and Reorganization will have the same Effective Time. At the Effective Time, the separate existence of Indian and the Coral Partnerships shall cease and Indian and the Coral Partnerships shall be merged with and into Coral Public. At the Effective Time, the certificates evidencing the issued and outstanding Indian capital stock shall be canceled and certificates evidencing Coral Public Common Stock shall be issued to the Indian shareholders ("Merger").

          1.07 Effect of the Merger:   At and after the Effective Time, the
               --------------------
status, rights, liabilities and other matters affecting the Merger of Indian and Coral Public shall be as provided by the Oklahoma Act.

          1.08 Exchange of Certificates:  At the Second Closing, Indian shall
               ------------------------
surrender the certificates which prior to the Merger represented 100% of the issued and outstanding shares of stock

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of Indian to Coral Public. The shareholders of Indian shall thereupon be entitled to receive in exchange therefore certificates evidencing the shares of Coral Public Common Stock into which the shares of Indian shall have been converted at the Effective Time as provided in this Agreement.

          1.09 Taking Necessary Action; Further Action:  Coral Group and Indian,
               ---------------------------------------
respectively, shall use all reasonable efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger and Reorganization. If, at any time after the Effective Time of the Merger, any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest Coral Public with full right and title to and possession of all assets, property, rights, privileges, powers and franchises of Indian, the officers and directors of Coral Public are fully authorized in the name of Indian or otherwise to take, and shall take, all such action.



          1.10 Stockholders Meeting and Registration Statement:
               -----------------------------------------------

          a. In order to consummate the Merger, Indian and Coral Group, acting through their Boards of Directors, shall, in accordance with applicable law and their certificates of incorporation and by-laws, (i) timely call, give notice of, convene and hold a special meeting of stockholders for the purpose of considering and taking action on the Merger and Reorganization and (ii) include in the registration statement to be filed with the Securities and Exchange Commission ("SEC"), as amended or supplemented ("Registration Statement") the proposed terms of the Merger and Reorganization.

          b. Coral Group shall prepare and file with the SEC the Registration Statement for Coral Public and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Indian shall cooperate with Coral Group in the preparation of the Registration Statement and shall furnish to Coral Group such data and information relating to Indian and the interests (hereinafter defined), as Coral Group may reasonably request for the purpose of including the data and information in the Registration Statement. Coral Group shall give Indian and its counsel the opportunity to review any registration materials and the Registration Statement prior to their being filed with the SEC and shall give Indian and its counsel the opportunity to review all amendments and supplements thereto and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Coral Group will provide promptly to Indian copies of all correspondence between Coral Group or any of their representatives and the SEC. Coral Group will advise Indian promptly when any supplement to or amendment of the Registration Statement has been filed, or the

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               issuance of any stop order, or of any request by the SEC for amendment of the Registration Statement.

          1.11 Certain Definitions: For purposes of this Agreement the following
               -------------------
terms shall have the meanings assigned to them:

               a. Reserve Report shall mean engineering reports prepared by an independent third party engineer approved by Coral Group and Indian setting forth (i) the proven oil and gas reserves attributable to the oil and gas properties of Coral Group and Indian, respectively, as of a mutually agreed date, (ii) the aggregate present value determined on the basis of stated pricing assumptions, of the future net income with respect to such oil and gas properties, discounted at a stated per annum discount rate of proven reserves, and (iii) projections of the annual rate of production, gross income and net income with respect to such proven reserves. The pricing assumptions, discount rates and other criteria shall be mutually agreed by and applied on the same basis to Indian's and Coral Group's reserves.

               The Reserve Report for Indian and Coral Group, respectively, shall be adjusted as follows, regardless whether the adjustment is a Material Adverse Effect:

                    (i)   minus any adjustments for Title Defects;

                    (ii)  plus or minus any adjustments for Gas Imbalances;

                    (iii) minus the value of production which must be delivered under any take-or-pay, storage, service, exchange or similar arrangements, and for which a contemporaneous payment will not be received; and

                    (iv) plus or minus any other amounts mutually agreed upon by Indian and Coral Group.

               b. Net Working Capital shall mean current assets less current liabilities, as determined according to generally accepted accounting principles, as adjusted pursuant to the terms of this Agreement.

                    (i) Income Tax Adjustment.  To the extent that Coral Group
                        ---------------------
                    or Indian has income tax payable for activities prior to the Effective Time, as determined by the accounting firm engaged by Coral Group in connection with the registration of the Coral Public Common Stock, the amount of income taxes payable shall be an adjustment to the respective party's Net Working Capital regardless whether the adjustment is a Material Adverse Effect.

                    (ii) Adjustment for Breach.  If it is determined that the
                         ---------------------
                    representations, warranties, covenants or agreements of Coral Group or Indian are not Substantially True, either at First Closing or Effective Time, the Net

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                    Working Capital of the party in breach may be reduced by an amount equal to the agreed value of the breach, if such value can be agreed upon.

               c. Gas Imbalance shall mean the difference between the volume of produced gas that Indian or Coral Group (and their predecessors), respectively, took from a property and the volume of their gas entitlement for such property.

          1.12 Expenses:  The expenses of Indian's and Coral Group's Reserve
               --------
Reports shall be borne by each respective party and if the Merger occurs each party will be reimbursed by Coral Public, to the extent provided in the Reorganization and Registration Statement. The additional expenses of the Reorganization and registration of Coral Public Common Stock will be borne by Coral Group and will be reimbursed to Coral Group by Coral Public, to the extent provided in the Reorganization and Registration Statement. Any debt incurred by Coral Group to pay expenses of the Reorganization or registration shall not be used in the calculation Coral Group's Net Working Capital.

          1.13 Conditions to Effectiveness of Agreement: As a condition
               ----------------------------------------
precedent to the requirement of Coral Group or Indian to perform under this Agreement, all consents from Bank One, Oklahoma, N.A. and MidFirst shall have been obtained no later than March 1, 1999. If such consents are not timely obtained, this Agreement shall be deemed null and void and of no further force or effect. Each party agrees to use their best efforts to obtain all required consents.

          1.14 Termination and Abandonment of Merger Transaction. Anything
               -------------------------------------------------
herein to the contrary notwithstanding, Coral Group's obligation to include Indian in the Merger contemplated hereby, and Indian's obligation to allow Coral Group to include Indian in the Reorganization, by virtue of the Merger, may be terminated at any time before the Effective Time, whether before or after approval of the Merger by members of the Coral Group, as follows, and in no other manner:

               a.   Mutual Consent. By mutual consent of the Boards of Directors
                    --------------
                    of Coral Group and Indian;

               b.   By Coral Group. By the boards of directors of Coral Group
                    --------------
                    if, by the Effective Time, the conditions set forth in
                    Section 6 shall not have been met (or waived as provided in this Agreement); and

               c.   By Indian. By the board of directors of Indian if, by the
                    ---------
                    Effective Time, the conditions set forth in Section 7 shall not have been met (or waived as provided in this Agreement).

               d.   By Either Coral or Indian. By the boards of directors of
                    -------------------------
                    Coral Group or of Indian, if (i) any governmental body shall have issued an order, decree or ruling, or taken any other action, permanently enjoining, restraining or otherwise prohibiting the Merger or the other transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable; (ii) if the limited partners of the Coral Partnerships shall not have approved the Merger or the issuance of the

                                   Page 6 of
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                    shares by Coral Public in the Merger or Reorganization on or before March 1, 2000; or (iii) if the Merger and Effective Time has not occurred on or before September 1, 2000.

          In the event of termination of Coral Group's obligation to include Indian in the Merger as provided in this Section 1.14, this Agreement shall remain in effect for the purposes set forth in Section 1.15; provided, however, that Coral, Ltd. and the Indian shareholders shall agree on a date after which Coral, Ltd. is no longer obligated to provide services pursuant to the Management Agreement and the Management Agreement and this Agreement shall terminate, including for purposes of Section 1.15 below. Nothing contained in this Section shall relieve any party from liability for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

          1.15 Liquidation:   Upon termination of Coral Group's obligation to
               -----------
include Indian in the Merger transaction contemplated by this Agreement, the Management Agreement will remain in full force and effect and Coral Group agrees to cause a manager under the Management Agreement to commence, in accordance with the Management Agreement, a timely sale and liquidation of Indian's assets. Coral Group and the Indian shareholders agree they will conduct good faith negotiations with each other, for a period of 90 days following termination of Coral Group's obligation to include Indian in the Merger transaction contemplated by this Agreement, for the purpose of either party acquiring all or a portion of Indian's Interests. The proceeds of such sale and Indian's Net Working Capital shall be paid in the following priority:

          First, to Indian's overhead;

          Second, to Bank One, Oklahoma, N.A. to retire Indian's debt;

          Third, to MidFirst Bank to retire Indian's debt;

          Fourth, to Coral Group (or its designee) in an amount of $6,000,000, less amounts previously paid on the Contingent Production Payment; and

          Fifth, 50% to Indian's shareholders and 50% to Coral Group (or its designee).

     2.   Closing:  Subject to the terms and provisions hereof, the execution of
          -------
this agreement (the "First Closing") shall occur at 4:00 p.m. in the offices of Indian Oil Company, 9400 N. Broadway, Suite 800, Oklahoma City, Oklahoma 73114 on February 15, 1999 (the "Closing Date"). The execution of the Merger Certificates, issuance of Coral Public Common Stock and other transactions contemplated to occur upon Merger and Reorganization ("Second Closing") shall occur simultaneously at a mutually agreed time and place. It is intended that the Second Closing and the Effective Time occur contemporaneously.


     3.   Representatives and Warranties of Indian:  Indian represents and
          ----------------------------------------
warrants to the Coral Group as follows:

          3.01 Organization, Good Standing, Etc.:  Indian is a corporation duly
               ---------------------------------
organized,

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validly existing and in good standing under the laws of the State of Oklahoma.
Indian has the corporate power to own its properties and to carry on its business as now being conducted. Indian has the corporate power to execute and deliver this Agreement and, at the Effective Time, will have the corporate power to consummate the Merger transaction contemplated hereby. At the Effective Time, Indian will be duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except where the failure to be so qualified and/or licensed, and in good standing would not singly or in the aggregate have a Material Adverse Effect on Indian. Indian has, or will, make available to Coral Public copies of the certificate of incorporation, bylaws and the records of meetings of the shareholders and Board of Directors of Indian which are complete and correct in all respects. All material corporate actions taken by Indian since its organization and incorporation through the date hereof have been or, at the Effective Time, will have been, duly authorized or subsequently ratified as necessary. Indian is not in default under or in violation of any provision of its respective certificate of incorporation or bylaws.

          3.02 Capital Stock of Indian:  The authorized capital stock of Indian
               -----------------------
consists of 2,000,000 shares of common stock, par value $0.005 per share ("Indian Common Stock"), of which 62,360 shares are issued and outstanding and all of which are owned by the shareholders listed on Schedule 3.02 ("Indian Shareholders") which shall be free and clear of all security interests, liens and encumbrances as of the Effective Time. The issued Indian Common Stock is validly authorized and issued and fully paid and non-assessable. Indian has never authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock and, except as permitted by this Agreement, will not do so between the date of this Agreement and the Effective Time of the Merger. Indian will neither declare or pay any dividends on its capital stock between the date of this Agreement and the Effective Time. There are no contractual obligations of Indian to repurchase, redeem or otherwise acquire any outstanding shares of its capital stock. Further, there are no options, warrants or other rights to acquire any additional shares of capital stock of Indian.

          3.03 No Breach of Statute or Contract; Governmental Authorizations:
               -------------------------------------------------------------
Neither the execution and delivery of this Agreement nor compliance with the terms and provisions of this Agreement by Indian will violate any law, statute, rule or regulation of any governmental authority, or will on the Closing Date or the Effective Time conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency, authority to which Indian is subject or, except as set forth in Schedule 3.03, of any agreement or instrument to which Indian is a party or by which it is bound, or constitute a material default thereunder, or result in the creation of any material lien, charge or encumbrance upon any of Indian's properties or assets or cause any acceleration of maturity of any material obligation or loan, or give to others any material interest or rights, including rights of termination or cancellation, in or with respect to any of Indian's properties or assets.

          3.04 Authorization of Agreement:  The execution, delivery and
               --------------------------
performance of this Agreement by Indian have been duly and validly authorized by all requisite corporate action on the part of Indian. The execution, delivery and performance by Indian of all other agreements and transactions contemplated hereby have been, or prior to the First Closing and the Effective Time will be, duly authorized and approved by all requisite corporate action on the part of Indian. This Agreement has

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been, and the other agreements and instruments contemplated hereby, when executed and delivered, will be, duly executed and delivered by Indian as required and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, this Agreement constitutes and, when executed, each of the other agreements contemplated hereby will constitute, a valid and binding obligation of Indian, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

          3.05 Disclosure:
               ----------

               a. None of the information, including the oil and gas reserve, well and acreage data, which has been or will be supplied by Indian to Coral Reserves or Coral Energy (or any amendment thereof or supplement thereto) will contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

               b. Indian has furnished, or will furnish, Coral Public with all information required with respect to its assets necessary for Coral Public to prepare financial statements with respect thereto for inclusion in the Registration Statement in accordance with applicable rules of the SEC, including Regulation S-X.

          3.06 Broker's or Finder's Fees:   Indian has not incurred any
               -------------------------
liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement for which any member of the Coral Group shall have any responsibility whatsoever.

          3.07 Permits:  At the Effective Time, Indian will have all approvals,
               -------
authorizations, consents, licenses, orders, franchises, rights, registrations and permits of all governmental agencies, whether federal, state or local, required to permit the operation of its business as presently conducted (the "Permits") and each will be in full force and effect and will have been duly and validly issued, except where the absence of which, singly or in the aggregate, would not have a Material Adverse Effect on Indian. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any revocation, cancellation, suspension or modification of any such Permit except where such revocation, cancellation, suspension or modification would not have a Material Adverse Effect on Indian. At the Effective Time, there will be no outstanding violation of any of the Permits singly or in the aggregate that would have a Material Adverse Effect on Indian.

          3.08 Title to the Assets:  Except (i)  as set forth in Schedule 3.08
               -------------------
(ii) for the Excluded Assets, and (iii) the assets to be sold in the minor assets sales contemplated by Section 1.05 above, Indian will have at the Effective Time good and defensible title of record to its assets free and clear of all liens, pledges, claims, charges, security interests, production payments or other encumbrances except (i) liens for current taxes and assessments not yet due, or being contested in good faith by appropriate proceedings and (ii) such imperfections of title and encumbrances, if any, which do not have singly or in the aggregate a Material Adverse Effect on Indian.

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          3.09 Oil and Gas Leases in Good Standing:  Except as disclosed in
               -----------------------------------
Schedule 3.09, all oil and gas leases which are material singly or in the aggregate to Indian are in full force and effect, and Indian is not default thereunder.

          3.10 Financial Statements:  Attached as Schedule 3.10 are the
               --------------------
following financial statements (collectively the "Financial Statements") for
Indian: (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1997 (the "Most Recent Fiscal Year End"); and (ii) an unaudited balance sheet and statement of income (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 1998 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all respects the assets, liabilities, and financial condition of Indian as of such dates and the results of operations of Indian for such periods, are correct and complete in all respects, and are consistent with the books and records of Indian (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items of the type required in GAAP statements. Indian agrees to provide to Coral Group audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1998 as soon as such financial statements are available. The audited financial statements for the year ended December 31, 1998 shall be substituted in their entirety for the financial statements for the nine months ended September 30, 1998 and for all purposes thereafter the audited December 31, 1998 financial statements shall be the Most Recent Fiscal Month End.

          3.11 Events Subsequent to Most Recent Fiscal Month End: Since the
               -------------------------------------------------
Most Recent Fiscal Month End (as defined in Section 3.10 above), there has not been any Material Adverse Effect in the business, financial condition, operations, results of operations, or future prospects of Indian.

          3.12 Undisclosed Liabilities:  Indian has no liabilities and there is
               -----------------------
no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Indian giving rise to any liability, except for (i) liabilities set forth on the face of the Most Recent Financial Statements, as defined in Section 3.10 above (rather than in any notes thereto), and (ii) liabilities which have arisen after the Most Recent Fiscal Month End (as defined in Section 3.10 above) in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), and which liabilities will not, individually or in the aggregate, have a Material Adverse Effect upon the business, properties, or condition (financial or otherwise) of Indian.

          3.13 Legal Compliance:  Indian has complied with, and is conducting
               ----------------
the business in accordance with, all applicable laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or, to the knowledge of Indian, threatened against Indian alleging any failure so to comply. There is no basis for any such action, suit, proceeding or investigation (i) which would have a Material Adverse Effect on the financial condition, properties, assets, business or prospects of Indian or (ii) which would impair Indian's ability or obligation to perform fully on a timely basis any obligations which it may have or will have under this Agreement. There are no existing violations of any laws which could have a Material Adverse Effect

                                   Page 10 of
upon the business or the possession, use, occupancy or operation of any of Indian's facilities or other property.

          3.14 Environmental and Safety Matters: To the best of Indian's
               --------------------------------
information and belief:

               a. Indian is not aware, and has not received notice from any person, entity or governmental body, agency or commission, of any release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property that (i) interferes with or prevents compliance or continued compliance by Indian with any United States, state or local law, regulation, code or ordinance or the terms of any license or permit issued pursuant thereto, or (ii) gives rise to or results in any common law or other liability of Indian to any person, entity or governmental body, agency or commission for damage or injury to natural resources, wildlife, human health or the environment which would have a Material Adverse Effect on Indian.

               b. There is no civil, criminal or administrative action, lawsuit, demand, litigation, claim, hearing, notice of violation, investigation or proceeding, pending or threatened, against Indian or any present or former owner of any interest in, or operator of, any of the lands, facilities, assets and properties owned or formerly owned, operated, leased or used by Indian as a result of the violation or breach of any federal, state, or local law, regulation, code or ordinance or any duty arising at common law to any person, entity or governmental body, singly or in the aggregate, which if determined adversely to Indian would have a Material Adverse Effect on Indian.


          3.15 The Interests: At  First Closing and at Effective Time, Indian
               -------------
shall own all right, title and interest in the surface, leasehold, royalty, overriding royalty, mineral interests, wells, equipment, personal property, oil, condensate, natural gas, liquids, sulphur and other marketable by-products, contracts and beneficial interests, surface use agreements, easements, rights-of-way, licenses, authorizations, permits, and similar rights and interests, existing or future causes of action, claims, demands, litigation and judgments, and all other assets used in Indian's business as currently conducted and as reflected in the Financial Statements. As used herein, the term "Interests" means the aggregate of all rights, titles and interests owned by Indian except as specifically excluded.

          The Interests, as owned and operated by Indian, shall not include:

          The following prospects, as well as all other prospects in the work-up stage and all geological, geophysical, seismic information interpretive maps, well logs, and other well data and proprietary information applying to the prospects:

          1.   NE Norman Prospect                    AMI
               Sections 1, 2, 11, 12 of T 9N-R 2W
               Cleveland County, Oklahoma


               SW Bucklin Prospect                   AMI
               Sections 13, 14, 23, 24, 25 of T 295-R 22W
               Ford County, Kansas

                                   Page 11 of

               Sections 19, 30, of T 295-R 21W
               Ford County, Kansas


               South Elk City                        AMI
               Sections 1, 2, 3, 4, 10, 11, 12 of T 10N-R 21W
               Beckham County, Oklahoma

               Sections 33, 34, 35, 36 of T 11N-R21W
               Washita County, Oklahoma

          2.   Indian's Geological Data Base.
          3.   All of Indian's Section 29 tax credits.
          4. All of Indian's cars, art, furniture and office equipment, except such furniture and office equipment which is necessary for the continued operation of Indian's business pending and subsequent to the Merger and Reorganization
          5.   All of Indian's accounts receivable from directors.


     The excluded properties are herein referred to collectively as the "Excluded Assets".


          3.16 Bank Debt: At First Closing, Indian will owe no more than
               ---------
$20,000,000 to Bank One, Oklahoma, N.A. which is secured by the Indian's Interests and, after application of Coral's $6,000,000, will owe no more than $6,000,000 to MidFirst Bank which is not secured by any Indian assets (the debts to Bank One, Oklahoma, N.A. and MidFirst are referred to as "Bank Debt"). At First Closing, Indian will have no other liabilities, other than accounts payable and accrued expenses and other current liabilities, which are reflected on the Indian Financial Statements. During the period from First Closing to Effective Time, Indian shall take no action to increase its debt to Bank One, Oklahoma, N.A. or MidFirst without the consent of Coral Ltd. At Effective Time, Indian will have no long term debt other than Bank Debt.

          3.17 Board Recommendation:  The board of directors of Indian, at a
               --------------------
meeting duly called and held, has by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of Indian, and (ii) resolved to recommend that the stockholders of Indian approve the Merger.

     4.   Representations and Warranties of the Coral Group:  Each member of the
          -------------------------------------------------
Coral Group represents and warrants to Indian as follows:

          4.01 Organization, Good Standing, Etc.:  Each member of the Coral
               ---------------------------------
Group is a limited partnership or corporation duly organized, validly existing and in good standing under the laws of the state of its formation. Each member of the Coral Group has the corporate power to own its respective properties and carry on its respective business as now being conducted. Each member of the Coral Group has the corporate power to execute and deliver this Agreement and, at the Effective Time, will have the corporate power to consummate the Merger and Reorganization contemplated hereby.

                                   Page 12 of

At the Effective Time, each member of the Coral Group will be duly qualified and/or licensed and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect on such member of the Coral Group. No member of the Coral Group is in default under or in violation of any provision of its respective certificate of incorporation or bylaws.

          4.02 Coral Public:  At the Effective Time, Coral Group will cause
               ------------
Coral Public to make representations and warranties to Indian regarding (i) the acquisition of Indian's stock and (ii) Coral Public's capital stock and Coral Public Common Stock, which representations and warranties are usual and customary in similar transactions and which are substantially similar to the representations and warranties made by Coral Public to any member of the Coral Group.

          4.03 No Breach of Statute or Contract; Governmental Authorizations:
               -------------------------------------------------------------
Neither the execution and delivery of this Agreement nor compliance with the terms and provisions of this Agreement by any member of the Coral Group will violate any law, statute, rule or regulation of any governmental authority, or will on the Closing Date or the Effective Time conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency, authority to which any such member of the Coral Group is subject or of any agreement or instrument to which any such member of the Coral Group is a party or by which it is bound, or constitute a material default thereunder, or result in the creation of any material lien, charge or encumbrance upon any property or assets of any member of the Coral Group or cause any acceleration of maturity of any material obligation or loan, or give to others any material interest or rights, including rights of termination or cancellation, in or with respect to any of the properties, assets, agreements, contracts or business of any member of the Coral Group.

          4.04 Authorization of Agreement:  The execution, delivery and
               --------------------------
performance of this Agreement by each member of the Coral Group have been duly and validly authorized and approved by all requisite action on the part of each member of the Coral Group. The execution, delivery and performance by each member of the Coral Group of all other agreements and transactions contemplated hereby have been or prior to the First Closing and the Effective Time will be, duly authorized and approved by all requisite action on the part of each member of the Coral Group. This Agreement has been, and the other agreements contemplated hereby, when executed and delivered, will be, duly executed and delivered by each member of the Coral Group as required and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, this Agreement constitutes and, when executed, each of the other agreements contemplated hereby will constitute, a valid and binding obligation of each member of the Coral Group that is a party hereto or thereto, as the case may be, enforceable against each of them in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

          4.05 Disclosure:
               ----------

               a. None of the information, including the oil and gas reserve, well and acreage data, which has been or will be supplied by any member of the Coral Group to Indian (or any amendment thereof or supplement thereto) will contain any statement which, at the time and in light of

                                   Page 13 of
the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

               b. Each member of the Coral Group will furnish all information required with respect to its respective assets necessary for the preparation of financial statements with respect thereto for inclusion in the Registration Statement in accordance with applicable rules of the SEC, including Regulation S-X.

          4.06 Broker's or Finder's Fees:  No member of the Coral Group has
               -------------------------
incurred any liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement for which Indian shall have any responsibility whatsoever.

          4.07 Permits:  At the Effective Time, each member of the Coral Group
               -------
will have all approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of all governmental agencies, whether federal, state or local, required to permit the operations of their businesses as presently conducted (the "Permits") and each will be in full force and effect and will have been duly and validly issued, except where the absence of which, singly or in the aggregate, would not have a Material Adverse Effect on any member of the Coral Group. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any revocation, cancellation, suspension or modification of any such Permit except where such revocation, cancellation, suspension or modification would not have a Material Adverse Effect on any member of the Coral Group. At the Effective Time, there will be no outstanding violation of any of the Permits singly or in the aggregate that would have a Material Adverse Effect on any member of the Coral Group.

          4.08 Title to the Assets:  Except as set forth in Schedule 4.08, each
               -------------------
member of the Coral Group will have at the Effective Time good and defensible title of record to their respective assets free and clear of all liens, pledges, claims, charges, security interests, production payments or other encumbrances except (i) liens for current taxes and assessments not yet due, or being contested in good faith by appropriate proceedings and (ii) such imperfections of title and encumbrances, if any, which do not have singly or in the aggregate a Material Adverse Effect on any member of the Coral Group.

          4.09 Oil and Gas Leases in Good Standing:  Except as disclosed in
               -----------------------------------
Schedule 4.09, all oil and gas leases which are material singly or in the aggregate to each member of the Coral Group are in full force and effect, and no member of the Coral Group is in default thereunder.

          4.10 Registration Statement Information:  Assuming that the
               ----------------------------------
representations of Indian set forth in Section 3 hereof are true and correct, neither the Registration Statement nor any amendment thereof or supplement thereto will contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has been false or misleading.

                                   Page 14 of

          4.11 Board Recommendation:  The boards of directors of each member of
               --------------------
Coral Group, at meetings duly called and held, have by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Reorganization, and the issuance of Coral Public Common Stock to Indian in the Merger and pursuant to this Agreement are fair to and in the best interests of the stockholders and partners, as appropriate, of each member of the Coral Group, and (ii) resolved to recommend that the partners of the Coral Partnerships approve the Reorganization and issuance of the shares of Coral Public Common Stock to be issued to Indian in the Merger.

          4.12 Required Vote:  The affirmative vote of a majority of the limited
               -------------
partners of the Coral Partnerships is the only vote necessary to approve the issuance of the shares of Coral Public Common Stock to be issued to Indian pursuant to the Merger and this Agreement. Except for such vote, there is no vote of the holders of any class or series of securities necessary to approve this Agreement, the Merger, the Reorganization, or any other transaction contemplated hereby or thereby.

          4.13 Financial Statements.  Attached as Schedule 4.13 are the
               --------------------
following consolidated financial statements (collectively the "Financial Statements") for the Coral Partnerships: (i) audited balance sheets and statements of income, and changes in partner's equity as of and for the fiscal year ended December 31, 1997 (the "Most Recent Fiscal Year End"); and (ii) an unaudited balance sheet and statement of income (the "Most Recent Financial Statements") as of and for the twelve months ended December 31, 1998 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared on the basis of accounting used by the Coral Partnerships for federal income tax reporting purposes applied on a consistent basis throughout the periods covered thereby, present fairly in all respects the assets, liabilities, and financial condition of the Coral Partnerships as of such dates and the results of operations of the Coral Partnerships for such periods, are correct and complete in all respects, and are consistent with the books and records of the Coral Partnerships (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items of the type required. Coral Group agrees to provide to Indian audited balance sheets and statements of income, and changes in partners equity as of and for the fiscal year ended December 31, 1998 as soon as such financial statements are available. The audited financial statements for the year ended December 31, 1998 shall be substituted in their entirety for the unaudited financial statements for the twelve months ended December 31, 1998 and for all purposes thereafter the audited December 31, 1998 financial statements shall be the Most Recent Fiscal Month End.

          4.14 Events Subsequent to Most Recent Fiscal Month End. Since the
               -------------------------------------------------
Most Recent Fiscal Month End (as defined in Section 4.13 above), there has not been any Material Adverse Effect in the business, financial condition, operations, results of operations, or future prospects of any member of the Coral Group.

          4.15 Undisclosed Liabilities.  No member of the Coral Group has any
               -----------------------
liabilities and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any member of the Coral Group giving rise to any liability, except for (i) liabilities set forth on the face of the Most Recent Financial Statements, as defined in Section 4.13 above (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent

                                   Page 15 of

Fiscal Month End (as defined in Section 4.13 above) in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), and which liabilities will not, individually or in the aggregate, have a Material Adverse Effect upon the business, properties, or condition (financial or otherwise) of any member of the Coral Group.

          4.16 Legal Compliance.  Each member of the Coral Group has complied
               ----------------
with, and is conducting its respective business in accordance with, all applicable laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or, to the knowledge of any member of the Coral Group, threatened against it alleging any failure so to comply. There is no basis for any such action, suit, proceeding or investigation (i) which would have a Material Adverse Effect on the financial condition, properties, assets, business or prospects of any member of the Coral Group or (ii) which would impair any member of the Coral Group's ability or obligation to perform fully on a timely basis any obligations which it may have or will have under this Agreement. There are no existing violations of any laws which could have a Material Adverse Effect upon the business or the possession, use, occupancy or operation of any member of the Coral Group's facilities or other property.

          4.17 Environmental and Safety Matters:  Except as set forth in
               --------------------------------
Schedule 4.17 and to the best of Coral Group's information and belief:

               a. No member of the Coral Group is aware, and no member has received any notice from any person, entity or governmental body, agency or commission, of any release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property that (i) interferes with or prevents compliance or continued compliance by any member of the Coral Group with any United States, state or local law, regulation, code or ordinance or the terms of any license or permit issued pursuant thereto, or (ii) gives rise to or results in any common law or other liability of any member of the Coral Group to any person, entity or governmental body, agency or commission for damage or injury to natural resources, wildlife, human health or the environment which would have a Material Adverse Effect on any member of the Coral Group.

               b. There is no civil, criminal or administrative action, lawsuit, demand, litigation, claim, hearing, notice of violation, investigation or proceeding, pending or threatened, against any member of the Coral Group or any present or former owner of any interest in, or operator of, any of the lands, facilities, assets and properties owned or formerly owned, operated, leased or used by any member of the Coral Group as a result of the violation or breach of any federal, state, or local law, regulation, code or ordinance or any duty arising at common law to any person, entity or governmental body, singly or in the aggregate, which if determined adversely to any member of the Coral Group would have a Material Adverse Effect on any such member of the Coral Group.

     5.   Conduct and Transactions Prior to Effective Time:
          ------------------------------------------------

          5.01 Investigation by Indian/Operation of Business of Coral:  Between
               ------------------------------------------------------
the date of this Agreement and the Effective Time (for purposes of this Section 5.01, Coral group shall include Coral Public):

                                   Page 16 of

               a. Coral Group and the Coral Partnerships shall give, and shall cause Coral Public to give, Indian, its agents and representatives, reasonable access to all of the premises and books and records of Coral Group and the Coral Partnerships and agree to cause their respective officers to furnish Indian, its agents and representatives with such financial and operating data and other information with respect to the respective businesses and properties of Coral Group and the Coral Partnerships as Indian, its agents and representatives shall from time to time reasonably request, provided, however, that any such investigations shall not affect any of the representations and warranties of Coral Group hereunder, and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective businesses of Coral Group and the Coral Partnerships. In the event of termination of this Agreement, except as prevented by law, Indian will, and shall cause its agents and representatives to, return to Coral Group all documents, work papers and other materials obtained from Coral Group and the Coral Partnerships, in connection with the transactions contemplated hereby, and all copies, extracts or other reproductions thereof in whole or in part (the "Coral Confidential Material").

               b. Except as required by law, the Coral Confidential Material will be kept confidential and will not, without the prior written consent of Coral Ltd., be disclosed by Indian, in whole or in part, and will not be used by Indian, directly or indirectly, for any purpose other than in connection with this Agreement, the other transactions contemplated by this Agreement or evaluating, negotiating or advising Indian with respect to the transactions contemplated herein.

               c. Coral Group and the Coral Partnerships will conduct their business only in the ordinary course and, by way of amplification and not limitation, will not, without the prior written consent of Indian (i) issue shares of their capital stock except pursuant to existing contractual commitments or in connection with the Reorganization (ii) amend their Certificates of Incorporation or bylaws, except as contemplated by this Agreement, (iii) waive any rights of substantial value, (iv) enter into any agreement not in the ordinary course of their business, or (v) take any action or omit to take any action which would result in any of their representations or warranties set forth in this Agreement becoming untrue.

               5.02 Investigation by Coral Group of Indian. Between the date of
                    --------------------------------------
this Agreement and

                                   Page 17 of
the Effective Time:

               a. Insofar as related to the Interests, Indian shall give Coral Group, their agents and representatives, reasonable access to all of the books and records of Indian and the properties of Indian, and agrees to cause its respective officers to furnish Coral Group, their agents and representatives with such financial and operating data and other information with respect to the respective businesses and properties of Indian as Coral Group, their agents and representatives shall from time to time reasonably request; provided, however, that any such investigation shall not affect any of the representations and warranties of Indian hereunder, and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Indian. In the event of termination of this Agreement, except as prevented by law, Coral Group will, and shall cause their agents and representatives to, return to Indian all documents, work papers and other materials obtained from Indian, in connection with the transactions contemplated hereby, and all copies, extracts or other reproductions thereof in whole or in part (the "Indian Confidential Material").

               b. Except as required by law, the Indian Confidential Material will be kept confidential and will not, without the prior written consent of Indian, be disclosed by Coral Group, in whole or in part, and will not be used by any member of Coral Group, directly or indirectly, for any purpose other than in connection with this Agreement, the other transactions contemplated by this Agreement or evaluating, negotiating or advising Coral Group with respect to the transactions contemplated herein.

               c. Except as contemplated by this Agreement and the Management Agreement, Indian will conduct its business only in the ordinary course and, by way of amplification and not limitation, it will not, without the prior written consent of Coral Ltd. (i) issue, sell or otherwise dispose of shares of its capital stock, or (ii) INTENTIONALLY OMITTED, or
                    (iii) declare, set aside, or pay any dividend or distribution with respect to the capital stock of Indian, or
                    (iv) directly or indirectly redeem, purchase or otherwise acquire any capital stock of Indian, or (v) effect a split or reclassification of any capital stock of Indian or a recapitalization of Indian, or (vi) change the charter or bylaws of Indian, or (vii) permit Indian to grant any increase in the compensation payable to its employees other than regularly scheduled merit increases, or (viii) borrow, except as provided in this Agreement and for working capital purposes and except in the ordinary course of

                                   Page 18 of
               business, or agree to borrow any funds, or guarantee or agree to guarantee the obligations of others, or (ix) waive any rights of substantial value, or (x) except in the ordinary course of business enter into an agreement, contract or commitment which, if entered into prior to the date of this Agreement, would be required to be listed in a Schedule attached to this Agreement, or materially amend or change the terms of any such agreement, contract or commitment, or (xi) take any action or omit to take any action which would result in any of its representations or warranties set forth in this Agreement becoming untrue.

          d. Indian will maintain its books of account in the usual, regular and ordinary manner.

     6.   Conditions and Obligations of Coral Group:  The obligations of Coral
          -----------------------------------------
Group to cause Indian to be included in the Merger contemplated by this Agreement shall be subject to the following conditions:

          6.01 Resolutions of Board of Directors: Indian shall have furnished
               ---------------------------------
Coral Group with certified copies of resolutions duly adopted by the Board of Directors of Indian authorizing all necessary and proper corporate action to enable Indian to comply with the terms of the Merger.

          6.02 Representations and Warranties of Indian to be True:  Except to
               ---------------------------------------------------
the extent waived in writing by Coral Group (i) the representations and warranties of Indian herein contained shall be Substantially True (hereinafter defined) as of the Effective Time with the same effect as though made at such time (except if a representation and warranty speaks as of a different date, in which case it shall be Substantially True as of such date); and (ii) Indian shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time. Indian shall have also delivered to Coral Group a certificate of Indian, dated the Effective Date, signed by two of its officers, to both of the aforementioned effects. If Coral Group and Indian are able to agree on a basis upon which to adjust the consideration to be received among them in the Merger and Reorganization, after taking into account any representation or warranty that is not Substantially True as provided in this
Section 6.02, then, for purposes of Section 1.14(b), this condition shall be deemed satisfied, regardless of the fact that Indian's representations and warranties will not be Substantially True at the Effective Time.

          6.03 Third Party Consents: Indian shall have obtained and delivered to
               --------------------
Coral Group at the Effective Time consents to the Merger contemplated by this Agreement from the parties whose consent is required by contract or otherwise.

          6.04 Coral Partnership Approval: A majority of the limited partnership
               --------------------------
interests in each of the Coral Partnerships shall have approved the Merger and the Reorganization and the issuance of the Coral Public Common Stock contemplated by this Agreement.

          6.05 No Material Adverse Change:  There shall not have occurred since
               --------------------------
the First Closing (i) any material adverse change in the financial condition, results of operations or business of

                                   Page 19 of

Indian excluding any change or effect resulting from general economic conditions, any occurrence or condition affecting the oil and gas industry generally and any occurrence or condition arising out of the transactions contemplated by this Agreement or the Management Agreement, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Indian or its assets, which, in any case, would have a Material Adverse Effect on Indian.

          6.06 Statutory Requirements:  All statutory and regulatory
               ----------------------
requirements and approvals for the valid consummation by Indian of the Merger transaction contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all governmental bodies required to be obtained in order to permit consummation by Indian of the transactions contemplated by the Merger shall have been obtained. Between the date of this Agreement and the Effective Date, no action or proceeding shall have been instituted or, to the knowledge of Indian, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

     7.   Conditions and Obligations of Indian:  The obligations of the Indian
          ------------------------------------
to allow Coral Group to include Indian in the Merger contemplated by this Agreement shall be subject to the following conditions:

          7.01 Resolutions of Boards of Directors; Partners: Each member of the
               --------------------------------------------
Coral Group shall have furnished Indian with certified copies of resolutions duly adopted by the Boards of Directors or partners of each Coral Group authorizing all necessary and proper corporate action to enable each member of the Coral Group to comply with the terms of the Merger.

          7.02 Representations and Warranties of Coral Group to be True:  Except
               --------------------------------------------------------
to the extent waived in writing by Indian (i) the representations and warranties of each member of the Coral Group herein contained shall be Substantially True at the Effective Time with the same effect as though made at such time (except if a representation and warranty speaks as of a different date, in which case it shall be Substantially True as of such date); and (ii) each member of the Coral Group shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with
by it at or prior to the Effective Time.   Each member of the Coral Group shall
have also delivered to Indian a certificate of each such member, dated the Effective Time and signed by two of its officers, if it is a corporation, or signed by its general partner(s), if it is a limited partnership, to both of the aforementioned effects. If Coral Group and Indian are able to agree on a basis upon which to adjust the consideration to be received among them in the Merger and the Reorganization, after taking into account any representation or warranty that is not Substantially True as provided in this Section 7.02, then, for purposes of Section 1.14(c), this condition shall be deemed satisfied, regardless of the fact that any member of Coral Group's representations and warranties will not be Substantially True at the Effective Time.

          7.03 Third Party Consents: Each member of the Coral Group shall have
               --------------------
obtained and delivered to Indian at the Effective Time consents to the Merger and the Reorganization contemplated by this Agreement from the parties to all material contracts which require such consent.

          7.04 Coral Partnerships Approval:  The general partners of, and the
               ---------------------------
holders of a

                                   Page 20 of
majority of the limited partnerships interests in, each of the Coral Partnerships shall have approved the Merger and the issuance of the Coral Public Common Stock contemplated by this Agreement, and Coral Group shall have furnished to Indian certified copies of resolutions to this effect.

          7.05 No Material Adverse Change:  There shall not have occurred since
               --------------------------
the First Closing (i) any material adverse change in the business, properties, results of operations or financial condition of any member of the Coral Group excluding any change or effect resulting from general economic conditions, any occurrence or condition affecting the oil and gas industry generally and any occurrence and condition arising out of the transactions contemplated by this Agreement, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of any member of the Coral Group or any of their consolidated subsidiaries which, in either case, would have a Material Adverse Effect on such member of the Coral Group.

          7.06 Statutory Requirements:  All statutory and regulatory
               ----------------------
requirements and approval for the valid consummation by each member of the Coral Group and Coral Public of the Merger and the Reorganization contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all governmental bodies required to be obtained in order to permit consummation by each member of the Coral Group and Coral Public of the transactions contemplated by the Merger and the Reorganization shall have been obtained. Between the date of this Agreement and the Effective Time, no action or proceeding shall have been instituted or, to the knowledge of any member of the Coral Group, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

          7.07 Effectiveness of Registration Statement: Coral Public's
               ---------------------------------------
Registration Statement has been filed with the SEC in accordance with the requirements of the Securities Act of 1933 and such Registration Statement has become effective.

          7.09 Terms of the Merger.  The Reorganization shall have occurred and
               -------------------
Indian shall be included in the Merger on substantially the same terms and conditions as the other members of the Coral Group in the Reorganization, and the terms of such Merger and Reorganization shall, in any event, be similar to the terms of other oil and gas limited partnership reorganizations.

     8.   General Provisions:
          ------------------

          8.01 Amendments:  Subject to applicable law, this Agreement and the
               ----------
form of any exhibit attached hereto may be amended upon authorization by the boards of directors of the parties hereto at any time prior to the Effective Time.

          8.02 Survival of Covenants, Representations and Warranties: The
               -----------------------------------------------------
representations and warranties of Coral Group and Indian shall survive the First Closing until the Effective Time and shall then terminate.

          8.03 Certain Definitions:  As used in this Agreement, a "Material
               -------------------
Adverse Effect" on any one or more of the parties hereto is an event or condition that has an adverse financial impact of more than $500,000 on Indian, and $500,000 on Coral Group, and the statement that the

                                   Page 21 of
representations and warranties of the parties are to be "Substantially True" shall be true if the cumulative adverse financial impact of all untrue representations and warranties is less than $500,000 in the case of Indian and $500,000 in the case of the Coral Group. Notwithstanding anything else in this Agreement to the contrary, no event resulting from general economic conditions, no occurrence or condition affecting oil and gas industry generally and no occurrence or condition arising out of the transactions contemplated by this Agreement thereof shall be considered adverse or make any representation or warranty herein untrue.

          8.04 Governing Law:  This Agreement and the legal relations between
               -------------
the parties shall be governed by and construed in accordance with the laws of the State of Oklahoma.

          8.05 Notices:  All notices, requests, demands or other communications
               -------
required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

          a.   If to Coral Group:

                         Coral Reserves Group, Ltd.
                         119 N. Robinson, Suite 600
                         Oklahoma City, Oklahoma 73102

                         Attention: Leo Woodard, President

                         Facsimile: (405) 232-2226

 with a copy to:

                         Musser & Bunch
                         100 Park Avenue, Suite 400
                         Oklahoma City, Oklahoma 73102

                         Attention: Scott M. Rayburn

                         Facsimile: (405) 232-7930

          b.   If to Indian:

                         Indian Oil Company
                         9400 N. Broadway, Suite 800
                         Oklahoma City, Oklahoma 73114

                         Attention: Rick Dunning

                         Facsimile: (405)

                                   Page 22 of

With a copy to:

                         Hartzog Conger & Cason
                         201 Robert S. Kerr, Suite 1600
                         Oklahoma City, Oklahoma 73102

                         Attention: Armand Paliotta

                         Facsimile: (405) 235-7329

          8.06 No Assignment: This Agreement may not be assigned by operation of
               -------------
law or otherwise; provided, however, Coral Group may assign its rights to an affiliate formed for that purpose but such assignment shall not relieve Coral Group of its obligations hereunder.

          8.07 Fees and Expenses: Except as set forth in Section 1.12, all fees
               -----------------
and expenses, including attorneys' fees, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the respective party who has incurred such fee or expense.

          8.08 Headings:  The descriptive headings of the Sections and
               --------
paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          8.09 Counterparts:  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

          8.10 Entire Agreement:  This Agreement and the other agreements
               ----------------
contemplated hereby constitutes the entire agreement among the Coral Group and Indian with respect to the subject matter hereof. Unless this Agreement is specifically amended in writing, it supersedes all other agreements and under standings among the parties with respect to the subject matter hereof and thereof.

          8.11 No Third Party Beneficiaries:  Nothing in this Agreement, whether
               ----------------------------
express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any rights of subrogation or action over or against any party to this Agreement.

          8.12 Specific Performance:  Coral Group and Indian each acknowledge
               --------------------
that neither would have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore, agree that Coral Group and Indian each shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

          8.13 Partial Illegality or Unenforceability:   Wherever possible, each
               --------------------------------------
provision hereof shall be interpreted in such manner as to be effective under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be illegal or unenforceable in any

                                   Page 23 of
respect, such illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     EXECUTED and delivered the day and year first above written.



                                         Coral Reserves, Inc.


                                         By:_______________________________


                                         Coral Reserves Energy Corp.


                                         By:_______________________________


                                         Coral Reserves Group, Ltd.


                                         By:_______________________________


                                         Indian Oil Company


                                         By:_______________________________


                                   Page 24 of

                              PRODUCTION PAYMENT
                              ------------------


KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned, Indian Oil Company ("Indian") for and in consideration of Ten Dollars and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby sell, assign, convey, transfer and set over unto Coral Reserves, Inc. and Coral Reserves Energy Corp., (collectively called "Coral") jointly and severally, a production payment of Nine Million ($9,000,000) Dollars payable out of the proceeds realized from the sale of oil, gas, casinghead gas, and other petroleum products produced and saved from the leasehold, royalty, overriding royalty and mineral interests, including any extension, renewal, replacement, substitution or reversionary interest, now owned or hereafter acquired by Indian, wherever located, free and clear of all operating and development expenses. The proceeds used to pay this production payment shall be allocated and paid in priority and in accordance with the terms and conditions of an Agreement and Plan of Merger among Indian, Coral and other entities, dated February 15, 1999 ("Merger Agreement").

          The production payment shall terminate when all monies due Coral have been paid and received by Coral or at such time as Indian has been liquidated and all payments have been made to Coral pursuant to the Merger Agreement.

          Dated this 15th day of February, 1999.


                                    INDIAN OIL COMPANY, an Oklahoma
                                    Corporation

                                    By:  /s/
                                       ---------------------------------
                                         Roger Graham, President

                                    CORAL RESERVES, INC., an Oklahoma
                                    Corporation

                                    By:  /s/
                                       ---------------------------------
                                         Leo E. Woodard


                                    CORAL RESERVES ENERGY CORP., an
                                    Oklahoma Corporation

                                    By:  /s/
                                       ---------------------------------
                                         Leo E. Woodard

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                      CORAL GROUP AND INDIAN OIL COMPANY


1. This is the First Amendment to the Agreement and plan of Merger among Coral Reserves, Inc., Coral Reserves Energy Corp., Coral Reserves Group, Ltd. and Indian Oil Company dated February 15, 1999 ("Original Agreement"). All terms and conditions of the Original Agreement remain in full force and effect unless expressly modified by this amendment.

2. Upon execution of the Original Agreement, Coral Group shall deposit Two Million ($2,000,000) Dollars into an escrow account with MidFirst Bank, N.A. The terms of the escrow will provide that the funds will remain in escrow until the earlier of (i) the consent of BancOne is obtained to the terms of the Original Agreement, at which time the funds will be removed from escrow and applied to Indian's debt with MidFirst Bank, or (ii) March 1, 1999, at which time the funds will be removed from escrow and paid to Coral Group.

3. If the consent of BancOne is obtained to the terms of the Original Agreement, Coral Group will immediately pay the remainder of its Six Million ($6,000,000) Dollar obligation pursuant to Section 1.03(a) of the Original Agreement.

     Dated: February 15, 1999

                                    CORAL RESERVES, INC.

                                    By:  /s/
                                       ---------------------------------
                                         Leo E. Woodard


                                    CORAL RESERVES ENERGY CORP.

                                    By:  /s/
                                       ---------------------------------
                                         Leo E. Woodard

                                    CORAL RESERVES GROUP, LTD.

                                    By:  /s/
                                        --------------------------------
                                         Leo E. Woodard


                                    INDIAN OIL COMPANY

                                    By:  /s/
                                       ---------------------------------
                                         Roger Graham